Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The TJX Companies, Inc.’s Annual Report on Form 10-K for the year ended February 2, 2013.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 21, 2013